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                                                                   Exhibit 10.29


                                   ATARI, INC.

                       DESCRIPTION OF REGISTRANT'S FISCAL
                         YEAR 2005 ANNUAL INCENTIVE PLAN

      Target annual bonuses are set for each employee based upon a percentage of base salary. Bonuses are calculated based on three components, one of which relates to the U.S. Company's and/or the business unit's profit and revenue results, one of which is measured against worldwide cash flow, profit and revenue results, and in the case of studio-based employees, one of which is based on the timeliness of product delivery. Bonuses are paid after the end of the fiscal year after the audit is complete. If Atari, Inc.'s worldwide operating profit attainment for the fiscal year is less than 80% of the Company's plan, no bonus is required to be paid for the fiscal year; bonuses then become discretionary. If profits and/or revenue exceed plan for the fiscal year the bonus rate is accelerated for the incremental profits and revenue above plan, with a maximum of 150% payout of the bonus target.